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                                                                    Exhibit 5.1

                               January 16, 2002

PeoplePC Inc.
100 Pine Street, Suite 1100
San Francisco, CA 94111

   Re: Registration Statement on Form S-3

Ladies and Gentlemen:

   We have examined the registration statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of the resale of up to 509,381,788 shares of your Common Stock (the "Shares"). Of such Shares, 40,206,206 shares were issued to some of the selling stockholders pursuant to private financing in April 2000, October 1999 and May 1999, and 469,175,582 shares may be issued to some of the selling stockholders upon the conversion of the preferred stock issued pursuant to a private financing in December 2001 or upon the exercise of options granted pursuant to a put option transaction in May 2001. We understand that the Shares are to be offered for sale by the selling stockholders named in the Registration Statement, and that such sales may be made from time to time in the over-the-counter-market at prevailing prices or as otherwise described in the Registration Statement. As your legal counsel, we have also examined the proceedings taken by you in connection with the issuance of the Shares.

   It is our opinion that the Shares, when sold in accordance with the above conditions, will be validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                                          Sincerely,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/  Wilson Sonsini Goodrich & Rosati